Exhibit 99.1

Hill International, Inc.	The Equity Group Inc.
John P. Paolin	Devin Sullivan
Vice President of Marketing	Senior Vice President
(856) 810-6210	(212) 836-9608
johnpaolin@hillintl.com	dsullivan@equityny.com

FOR IMMEDIATE RELEASE

Hill International Announces Financial Results for Second Quarter 2007;

Net Revenue Up 73.0% and Net Income Up 60.8%

Marlton, NJ – August 9, 2007 – Hill International (Nasdaq:HINT), the worldwide construction consulting firm, announced today record financial results for the quarter ended June 30, 2007 and for the first half of 2007 (see attached tables). Highlights of Hill’s performance for the second quarter and first six months of 2007 are as follows:

•

Revenue for the second quarter of 2007 rose to $69.0 million, an increase of 58.6% from the second quarter of 2006. Revenue for the first six months of 2007 rose to $131.9 million, an increase of 64.2% from the first six months of 2006.

•

Net revenue for the second quarter of 2007 grew to $48.4 million, an increase of 73.0% from the second quarter of 2006. Net revenue for the first six months of 2007 grew to $93.0 million, an increase of 74.3% from the first six months of 2006.

•

Operating profit for the second quarter of 2007 improved to $4.0 million, an increase of 59.5% from the second quarter of 2006. Operating profit for the first six months of 2007 improved to $7.5 million, an increase of 74.4% from the first six months of 2006.

•

EBITDA for the second quarter of 2007 grew to $4.7 million, an increase of 66.4% from the second quarter of 2006. EBITDA for the first six months of 2007 grew to $8.8 million, an increase of 79.6% from the first six months of 2006.

•

Net income in the second quarter grew to $2.8 million (or $0.10 per diluted share based on 28.9 million diluted shares) from $1.7 million (or $0.13 per diluted share based on 13.8 million diluted shares) in the second quarter of 2006, an increase of 60.8%. Net income for the first six months grew to $5.3 million (or $0.18 per diluted share based on 29.0 million diluted shares) from $3.0 million (or $0.22 per diluted share based on 13.8 million diluted shares) for the first six months of 2006, an increase of 76.7%.

•

Total backlog at the end of the second quarter of 2007 increased to $294 million from $257 million at March 31, 2007. Twelve-month backlog at the end of the second quarter of 2007 grew to $150 million from $134 million at March 31, 2007.

•	During the second quarter of 2007, Hill acquired KJM & Associates, Ltd.

Hill International	Page 2
August 9, 2007

“We are very pleased with our continued strong growth in both revenue and profits, and we intend to build upon this strong performance during the second half of 2007 and beyond,” said Irvin E. Richter, Hill’s Chairman and Chief Executive Officer. “Hill’s acquisition of KJM provided our Project Management Group with new and expanded geographic coverage in the West and Southwest U.S., the integration of the company is progressing well and their financial performance under Hill has met our expectations,” Richter added.

Second Quarter 2007 Results

Revenue for the quarter ended June 30, 2007 increased 58.6% to $69.0 million from $43.5 million for the quarter ended July 1, 2006. Net revenue (defined as revenue less reimbursable expenses) for the second quarter of 2007 increased 73.0% to $48.4 million from $28.0 million for the prior year quarter. Net revenue at Hill’s Project Management Group for the second quarter of 2007 increased 33.9% to $31.6 million from $23.6 million for the year earlier quarter, due principally to strong growth both internationally (26.6%) and domestically (42.3%). The growth in the domestic net revenue was due to strong organic growth and the acquisition of KJM which was effective on May 1, 2007. Net revenue at Hill’s Construction Claims Group for the second quarter of 2007 rose 281.2% to $16.8 million from $4.4 million for the second quarter of 2006, which was largely attributable to the acquisition of James R. Knowles (Holdings) PLC which occurred on September 1, 2006.

Gross profit increased 85.4% to $22.5 million in the second quarter of 2007 from $12.1 million in the second quarter of 2006. Gross profit margin as a percentage of net revenue increased to 46.4% in the second quarter of 2007 from 43.3% in the same period last year due to a higher proportion of second quarter revenue from the Construction Claims Group (as a result of the Knowles acquisition), which has a higher gross profit margin than the Project Management Group.

Selling, general and administrative (“SG&A”) expenses grew 92.7% to $18.8 million in the second quarter of 2007 from $9.7 million in the same period of 2006. Hill’s SG&A expense grew in the second quarter of 2007 compared to the prior year period due primarily to the inclusion of SG&A expenses of Knowles and significantly higher corporate overhead costs as a result of Hill becoming a publicly-traded company at the end of June 2006.

Operating profit in the second quarter of 2007 improved to $4.0 million (or 8.3% of net revenue) from $2.5 million (or 9.0% of net revenue) in the comparable prior-year period.

Net income in the second quarter of 2007 increased to $2.8 million (or $0.10 per diluted share based on approximately 28.9 million diluted weighted average shares outstanding) from $1.7 million (or $0.13 per diluted shared based on approximately 13.8 million diluted weighted average shares outstanding) in the second quarter of 2006.

EBITDA (earnings before interest, taxes, depreciation and amortization) for the second quarter of 2007 grew to $4.7 million, an increase of 66.4% from the second quarter of 2006. EBITDA is not a measure of financial performance under generally accepted accounting principles (“GAAP”). Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes and capital expenditures. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. Reconciliations of EBITDA amounts to the most directly comparable GAAP measures for the three-month periods ended June 30, 2007 and July 1, 2006 are included in the financial information provided as part of this release.

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August 9, 2007

Total backlog at June 30, 2007 was $294 million, up from $257 million at March 31, 2007. Twelve-month backlog at June 30, 2007 was a record $150 million, up from $134 million at March 31, 2007.

Hill’s balance sheet at June 30, 2007 reflected cash and cash equivalents of $9.2 million, working capital of $35.3 million, total debt of $17.2 million and stockholders’ equity of $51.6 million.

KJM Acquisition

Hill acquired KJM & Associates, Ltd., effective on May 1, 2007. Hill’s results for the second quarter include two months of financial results for KJM. For the two months of May and June 2007, KJM had revenue of $3.1 million, net revenue of $2.5 million, gross profit of $1.4 million, and operating profit of $0.2 million.

First Half 2007 Results

Revenue for the six months ended June 30, 2007 increased 64.2% to $131.9 million from $80.3 million for the six months ended July 1, 2006. Net revenue for the first six months of 2007 increased 74.3% to $93.0 million from $53.3 million for the prior year period. Net revenue at Hill’s Project Management Group for the first six months of 2007 increased 34.5% to $60.0 million from $44.6 million for the year earlier period, due principally to strong growth both internationally (38.9%) and domestically (30.3%). The growth in the domestic net revenue was due principally to organic growth and in part to the acquisition of KJM which was effective on May 1, 2007. Net revenue at Hill’s Construction Claims Group for the first six months of 2007 rose 276.4% to $33.0 million from $8.8 million for the year earlier period, which was largely attributable to the acquisition of Knowles which occurred on September 1, 2006.

Gross profit increased 84.9% to $43.5 million in the first six months of 2007 from $23.5 million in the six months ended July 1, 2006. Gross profit margin as a percentage of net revenue increased to 46.7% in the first six months of 2007 from 44.1% in the same period last year due to a higher proportion of revenue from the Construction Claims Group (as a result of the Knowles acquisition) which has a higher gross profit margin than the Project Management Group.

SG&A expenses grew 88.1% to $36.5 million in the first six months of 2007 from $19.4 million in the same period of 2006. Hill’s SG&A expense grew in the first half of 2007 compared to the prior year period due primarily to the inclusion of SG&A expenses of Knowles and significantly higher corporate overhead costs as a result of Hill becoming a publicly-traded company at the end of June 2006.

Operating profit in the first six months of 2007 improved to $7.5 million (or 8.0% of net revenue) from $4.3 million (or 8.0% of net revenue) in the comparable prior-year period. Net income in the first six months of 2007 increased to $5.3 million (or $0.18 per diluted share based on approximately 29.0 million diluted weighted average shares outstanding) from $3.0 million (or $0.22 per diluted shared based on approximately 13.8 million diluted weighted average shares outstanding) in the first half of 2006.

EBITDA for the first six months of 2007 grew to $8.8 million, an increase of 79.6% from the first six months of 2006. Reconciliations of EBITDA amounts to the most directly comparable GAAP measures for the six-month periods ended June 30, 2007 and July 1, 2006 are included in the financial information provided as part of this release.

Hill International	Page 4
August 9, 2007

Conference Call

David L. Richter, Hill’s President and Chief Operating Officer, and John Fanelli III, Hill’s Senior Vice President and Chief Financial Officer, will host a conference call on Friday, August 10, 2007, at 11:00 am Eastern Time to discuss the financial results for the period ended June 30, 2007. Interested parties may participate in the call by dialing (888) 787-0460 (Domestic) or (706) 679-3200 (International) approximately 10 minutes before the call is scheduled to begin and ask to be connected to the Hill International conference call. The conference call will be broadcast live over the Internet. To listen to the live call, please go to the “Investor Relations” section of Hill’s website at www.hillintl.com, and click on “Financial Information,” and then “Presentations and Calls”. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to participate in the live call, the conference call will be archived and can be accessed for approximately 90 days.

About Hill International

Hill International, with 1,500 employees in 70 offices worldwide, provides program management, project management, construction management, and construction claims services. Engineering News-Record magazine recently ranked Hill as the 10th largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward-Looking Statements

Any forward looking statements contained in the press release may fall within the definition of “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Any such statements are subject to risks and uncertainties, overall economic and market conditions, competitors’ and clients’ actions, and weather conditions, which could cause actual results to differ materially from those anticipated, including those risks identified in Hill’s filings with the Securities and Exchange Commission. Accordingly, such statements should be considered in light of these risks. Any prediction by Hill is only a statement of management’s belief at the time the prediction is made. There can be no assurance that any prediction once made will continue thereafter to reflect management’s belief, and Hill does not undertake to update publicly its predictions, whether as a result of new information, future events or otherwise.

(HINT-G)

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August 9, 2007

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(In 000’s, Except Per Share Data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Revenue	$68,951	$43,482	$131,875	$80,290
Reimbursable expenses	20,527	15,484	38,889	26,941

Revenue, less reimbursable expenses	48,424	27,998	92,986	53,349
Direct expenses	25,952	15,875	49,519	29,837

Gross profit	22,472	12,123	43,467	23,512
Selling, general and administrative expenses	18,785	9,748	36,540	19,424
Equity in earnings of affiliates	(318)	(136)	(555)	(202)

Operating profit	4,005	2,511	7,482	4,290
Minority interest in income of subsidiaries	49	—	115	—
Interest expense, net	273	191	500	381

Income before provision for income taxes	3,683	2,320	6,867	3,909
Provision for income taxes	876	574	1,600	929

Net income	$2,807	$1,746	$5,267	$2,980

Basic earnings per common share	$0.11	$0.15	$0.21	$0.25

Basic weighted average common shares outstanding	24,601	12,051	24,601	12,041

Diluted earnings per common share	$0.10	$0.13	$0.18	$0.22

Diluted weighted average common shares outstanding	28,854	13,818	28,965	13,808

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August 9, 2007

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Segment Data

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Project Management
Revenue	$48,525	$38,591	$92,375	$70,860
Net revenue	$31,575	$23,578	$59,976	$44,578
Gross profit	$13,414	$9,367	$25,383	$18,288
Gross profit margin	42.5%	39.7%	42.3%	41.0%
Operating profit before equity in earnings of affiliates	$4,633	$3,810	$9,790	$7,854
Equity in earnings of affiliates	318	136	555	202

Operating profit	$4,951	$3,946	$10,345	$8,056
Operating profit margin	15.7%	16.7%	17.2%	18.1%

Construction Claims
Revenue	$20,426	$4,891	$39,500	$9,430
Net revenue	$16,849	$4,420	$33,010	$8,771
Gross profit	$9,058	$2,756	$18,084	$5,224
Gross profit margin	53.8%	62.4%	54.8%	59.6%
Operating profit	$2,256	$614	$3,876	$1,178
Operating profit margin	13.4%	13.9%	11.7%	13.4%

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August 9, 2007

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Other Financial Data

(Unaudited)

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Revenue	$68,951	$43,482	$131,875	$80,290
Net revenue	$48,424	$27,998	$92,986	$53,349
Gross profit	$22,472	$12,123	$43,467	$23,512
Gross profit margin	46.4%	43.3%	46.7%	44.1%
Selling, general and administrative expenses (excluding Corporate expenses)	$15,583	$7,699	$29,801	$14,480

Selling, general and administrative expenses (excluding Corporate expenses) as a percentage of net revenue	32.2%	27.5%	32.0%	27.1%

Corporate expenses	$3,202	$2,049	$6,739	$4,944
Corporate expenses as a percent of net revenue	6.6%	7.3%	7.2%	9.3%
Operating profit	$4,005	$2,511	$7,482	$4,290
Operating profit margin	8.3%	9.0%	8.0%	8.0%
Effective income tax rate	23.8%	24.7%	23.3%	23.8%

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August 9, 2007

HILL INTERNATIONAL, INC. AND SUBSIDIARIES

Selected Balance Sheet Data

(Unaudited)

(in thousands)	June 30, 2007	December 30, 2006
	(Unaudited)
Cash and cash equivalents	$9,178	$11,219
Accounts receivable, net	$74,675	$61,159
Current assets	$89,839	$83,344
Total assets	$132,085	$118,993
Current liabilities	$54,484	$50,835
Notes payable	$17,214	$11,287
Stockholders’ equity	$51,622	$46,036

EBITDA Reconciliation

(Unaudited)

A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

	Three Months Ended		Six Months Ended
(in thousands)	June 30, 2007	July 1, 2006	June 30, 2007	July 1, 2006
Net income	$2,807	$1,746	$5,267	$2,980
Interest expense, net	273	191	500	381
Income taxes	876	574	1,600	929
Depreciation and amortization	761	324	1,454	622

EBITDA	$4,717	$2,835	$8,821	$4,912